Exhibit 23.1


                         Consent of Independent Auditors


To the Board of Directors
Superclick, Inc.
Laguna Hills, CA

We hereby consent to the incorporation in this Form SB-2 Registration Statement of our report dated December 11, 2003 relating to the consolidated financial statements of Superclick, Inc. as of and for the period ended October 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

July 15, 2004


/s/ Bedinger & Company
----------------------
Bedinger & Company
Concord, CA